Exhibit 3.3

ELEVENTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SOLARCITY CORPORATION

The undersigned, Lyndon Rive, hereby certifies that:

1. He is the duly elected Chief Executive Officer and President of SolarCity Corporation, a Delaware corporation.

2. The Certificate of Incorporation of this corporation was originally filed with the Secretary of State of Delaware on June 21, 2006; an Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on July 6, 2006; a Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 9, 2007; a Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on August 7, 2007; a Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 14, 2008; a Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 28, 2008; a Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 16, 2009, a Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on March 17, 2010; a Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 17, 2010; an Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on December 14, 2010; a Ninth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 20, 2011; and a Tenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 23, 2012.

3. The Certificate of Incorporation of this corporation shall be further amended and restated to read in full as follows:

ARTICLE I

The name of this corporation is SolarCity Corporation (the “Corporation”).

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

(A) Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is one hundred sixty-two million seven hundred thirty-three thousand seven hundred ninety-six (162,733,796) shares, each with a par value of $0.0001 per share. One hundred six million (106,000,000) shares shall be Common Stock and fifty-six million seven hundred thirty-three thousand seven hundred ninety-six (56,733,796) shares shall be Preferred Stock. Immediately upon the filing of this Eleventh Amended and Restated Certificate of Incorporation and without further action, each one (1) share of issued and outstanding Common Stock shall be split and reconstituted into two (2) shares of Common Stock and each one (1) share of issued and outstanding Preferred Stock shall be split and reconstituted into two (2) shares of Preferred Stock (the “Split”). The Split shall be effected on a certificate-by-certificate basis.

(B) Rights Preferences and Restrictions of Preferred Stock. The Preferred Stock authorized by this Eleventh Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. The first series of Preferred Stock is designated “Series A Preferred Stock” and consists of twelve million thirty-nine thousand two hundred forty-eight (12,039,248) shares. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Article IV(B). The second series of Preferred Stock shall be designated “Series B Preferred Stock” and shall consist of five million nine thousand eight hundred twelve (5,009,812) shares. The rights, preferences, privileges and restrictions granted to and imposed on Series B Preferred Stock are as set forth below in this Article IV(B). The third series of Preferred Stock shall be designated “Series C Preferred Stock” and shall consist of nine million two hundred forty-four thousand seven hundred eighteen (9,244,718) shares. The rights, preferences, privileges and restrictions granted to and imposed on Series C Preferred Stock are as set forth below in this Article IV(B). The fourth series of Preferred Stock shall be designated “Series D Preferred Stock” and shall consist of five million seven hundred eighty thousand seven hundred seventy-eight (5,780,778) shares. The rights, preferences, privileges and restrictions granted to and imposed on Series D Preferred Stock are as set forth below in this Article IV(B). The fifth series of Preferred Stock shall be designated “Series E Preferred Stock” and shall consist of seven million one hundred eighty-six thousand two hundred fifty (7,186,250) shares. The rights, preferences, privileges and restrictions granted to and imposed on Series E Preferred Stock are as set forth below in this Article IV(B). The sixth series of Preferred Stock shall be designated “Series E-1 Preferred Stock” and shall consist of three million four hundred forty thousand (3,440,000) shares. The rights, preferences, privileges and restrictions granted to and imposed on Series E-1 Preferred Stock are as set forth below in this Article IV(B). The seventh series of Preferred Stock shall be designated “Series F Preferred Stock” and shall consist of ten million six hundred forty-five thousand nine hundred ninety-six (10,645,996) shares. The eighth series of Preferred Stock shall be designated “Series G Preferred Stock” and shall consist of three million three hundred eighty-six thousand nine hundred ninety-four (3,386,994) shares. The rights, preferences, privileges and restrictions granted to and imposed on Series G Preferred Stock are as set forth below in this Article IV(B).

1. Dividend Provisions. The holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred

Stock, Series E-1 Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, shall be entitled to receive dividends, on a pari passu basis, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock of the Corporation, at the rate of $0.01 per share (as adjusted for stock splits, stock dividends, reclassification and the like) per annum on each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of Preferred Stock shall be entitled to participate pro rata in any dividends or other distributions paid on the Common Stock on an as-converted basis that exceeds the dividends or distributions paid on the Preferred Stock.

2. Liquidation.

(a) Series G Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock or Common Stock, by reason of their ownership thereof, an amount per share equal to the greater of (i) $23.915 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series G Preferred Stock then held by them, plus declared but unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series G Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(b) Series E, Series E-1 and Series F Liquidation Preference. After payment has been made to the holders of Series G Preferred Stock of the full amounts to which they are entitled pursuant to Section 2(a) above, the holders of the Series E Preferred Stock, Series E-1 Preferred Stock and Series F Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Common Stock, by reason of their ownership thereof, an amount per share equal to the greater of (i) $5.41 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series E Preferred Stock then held by them, plus declared but unpaid dividends, $6.25 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series E-1 Preferred Stock then held by them, plus declared but unpaid dividends, and $9.675 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series F Preferred Stock then held by them, plus declared but unpaid dividends, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series E Preferred Stock, Series E-1 Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series E Preferred Stock, Series E-1 Preferred Stock and Series F Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(c) Series D Liquidation Preference. After payment has been made to the holders of Series G Preferred Stock, Series F Preferred Stock, Series E-1 Preferred Stock and Series E Preferred Stock of the full amounts to which they are entitled pursuant to Sections 2(a) and 2(b) above, the holders of the Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Common Stock, by reason of their ownership thereof, an amount per share equal to the greater of (i) $5.2017 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series D Preferred Stock then held by them, plus declared but unpaid dividends or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 4 immediately prior to such liquidation, dissolution or winding up. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(d) Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock Liquidation Preference. After payment has been made to the holders of Series G Preferred Stock, Series F Preferred Stock, Series E-1 Preferred Stock, Series E Preferred Stock and Series D Preferred Stock of the full amounts to which they are entitled pursuant to Sections 2(a), 2(b) and 2(c) above, the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock, by reason of their ownership thereof, an amount per share equal to $0.19 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series A Preferred Stock, an amount per share equal to $0.60 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series B Preferred Stock and an amount per share equal to $2.40 (as adjusted for stock splits, stock dividends, reclassification and the like) for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

(e) Remaining Assets. Upon the completion of the distributions required by Sections 2(a), 2(b), 2(c) and 2(d) above, if assets remain in the Corporation, such remaining assets shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares held by each such holder.

(f) Certain Acquisitions.

(i) Deemed Liquidation. For purposes of this Section 2, a liquidation, dissolution, or winding up of the Corporation shall be deemed to occur if the Corporation shall sell, convey or otherwise dispose of all or substantially all of its property or business or merge with or into or consolidate with any other corporation, limited liability company or other entity or effect any other transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, provided that this Section 2(f)(i) shall not apply to (A) a merger effected exclusively for the purpose of changing the domicile of the Corporation, (B) an equity financing in which the Corporation is the surviving corporation, or (C) a transaction in which the stockholders of the Corporation immediately prior to the transaction own 50% or more of the voting power of the surviving corporation following the transaction.

(ii) Valuation of Consideration. In the event of a deemed liquidation as described in Section 2(f)(i) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A) Securities not subject to investment letter or other similar restrictions on free marketability:

(1) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three days prior to the closing of such transaction;

(2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three days prior to the closing of such transaction; and

(3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Board of Directors of the Corporation and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis.

(B) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in Section 2(f)(ii)(A) to reflect the approximate fair market value thereof, as mutually determined by the Board of Directors of the Corporation and the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis.

(iii) Notice of Transaction. The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than ten days prior to the stockholders’ meeting called to approve such transaction, or ten days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than ten days after the Corporation has given the first notice provided for herein or sooner than ten days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis.

(iv) Effect of Noncompliance. In the event the requirements of this Section 2(f) are not complied with, the Corporation shall forthwith either cause the closing of the transaction to be postponed until such requirements have been complied with, or cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(f)(iii) hereof.

3. Redemption.

(a) Redemption of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock and Series G Preferred Stock. Shares of Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series E-1 Preferred Stock, Series F Preferred Stock or Series G Preferred Stock, as applicable (collectively, the “Redeemable Stock”), shall be redeemed by the Corporation out of funds lawfully available therefor at a price per share equal to the Redemption Price (as defined below), within 60 days after receipt by the Corporation at any time on or after October 28, 2015, from the holders of at least 51% of the then outstanding shares of any such series of Redeemable Stock, of written notice requesting redemption of all shares of such series of Redeemable Stock (the date of such payment being referred to as a “Redemption Date”); provided, however, that redemption shall be available if (and only if) as of immediately prior to such redemption on a Redemption Date, (i) the Corporation’s financial statements, as prepared either in accordance with Generally Accepted Accounting Principles or in accordance with “activity based” accounting as utilized by the Corporation for its management financials (which financial statements, in either case, shall be certified in writing by the Corporation’s principal financial officer) reflect that the annual gross revenue of the Corporation exceeded $200 million for the most recent fiscal year; and (ii) the Corporation’s financial statements, as prepared in accordance with Generally Accepted Accounting Principles (which financial statements shall be certified in writing by the Corporation’s principal financial officer) reflect that the Corporation has no less than 40 million in available cash. On each such Redemption Date, the Corporation shall redeem all of the outstanding shares of the series of Redeemable Stock to be redeemed owned by each holder. If the Corporation does not have sufficient funds legally available to redeem on a Redemption Date all shares of Redeemable Stock to be redeemed, the Corporation shall redeem a pro rata portion of each holder’s redeemable shares of such stock out of funds legally available therefor, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor.

For purposes of this Section 3(a), “Redemption Price” shall mean (i) with respect to the Series G Preferred Stock, the greater of (A) $23.915 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus all declared and unpaid dividends payable to the holders of Series G Preferred Stock and (B) the fair market value of such share of Series G Preferred Stock, such valuation to be determined by an independent appraisal, exclusive of liquidity or minority ownership discounts, performed by an independent third party appraiser mutually agreeable to the holders of a majority of the outstanding shares of Series G Preferred Stock and the Board of Directors of the Corporation; (ii) with respect to the Series F Preferred Stock, the greater of (A) $9.675 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus all declared and unpaid dividends payable to the holders of Series F Preferred Stock and (B) the fair market value of such share of Series F Preferred Stock, such valuation to be determined by an independent appraisal, exclusive of liquidity or minority ownership discounts, performed by an independent third party appraiser mutually agreeable to the holders of a majority of the outstanding shares of Series F Preferred Stock and the Board of Directors of the Corporation; (iii) with respect to the Series E-1 Preferred Stock, the greater of (A) $6.25 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus all declared and unpaid dividends payable to the holders of Series E-1 Preferred Stock and (B) the fair market value of such share of Series E-1 Preferred Stock, such valuation to be determined by an independent appraisal, exclusive of liquidity or minority ownership discounts, performed by an independent third party appraiser mutually agreeable to the holders of a majority of the outstanding shares of Series E-1 Preferred Stock and the Board of Directors of the Corporation; (iv) with respect to the Series E Preferred Stock, the greater of (A) $5.41 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus all declared and unpaid dividends payable to the holders of Series E Preferred Stock and (B) the fair market value of such share of Series E Preferred Stock, such valuation to be determined by an independent appraisal, exclusive of liquidity or minority ownership discounts, performed by an independent third party appraiser mutually agreeable to the holders of a majority of the outstanding shares of Series E Preferred Stock and the Board of Directors of the Corporation; (v) with respect to the Series D Preferred Stock, the greater of (A) $5.2017 per share (as adjusted for stock splits, stock dividends, reclassification and the like) plus all declared and unpaid dividends payable to the holders of Series D Preferred Stock and (B) the fair market value of such share of Series D Preferred Stock, such valuation to be determined by an independent appraisal, exclusive of liquidity or minority ownership discounts, performed by an independent third party appraiser mutually agreeable to the holders of a majority of the outstanding shares of Series D Preferred Stock and the Board of Directors of the Corporation; and (vi) with respect to the Series C Preferred Stock, $2.40 per share (as adjusted for stock splits, stock dividends, reclassification and the like), plus all declared but unpaid dividends thereon.

(b) Redemption Notice. Written notice of the mandatory redemption (the “Redemption Notice”) shall be mailed, postage prepaid, to each holder of record of any such series of Redeemable Stock that has elected to be redeemed, at its post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, not less than 40 days prior to each Redemption Date. Each Redemption Notice shall state:

(i) the number of shares of Redeemable Stock held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(ii) the Redemption Date and the Redemption Price;

(iii) the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4(a)); and

(iv) that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Redeemable Stock to be redeemed.

If the Corporation receives, on or prior to the 20th day after the date of delivery of the Redemption Notice to a holder of Redeemable Stock, written notice from such holder that such holder elects to be excluded from the redemption provided in this Section 3, then the shares of Redeemable Stock registered on the books of the Corporation in the name of such holder at the time of the Corporation’s receipt of such notice shall thereafter be “Excluded Shares.”

(c) Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Redeemable Stock to be redeemed on such Redemption Date (other than Excluded Shares), unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 hereof, shall surrender the certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event less than all of the shares of Redeemable Stock represented by a certificate are redeemed, a new certificate representing the unredeemed shares of each such series of Redeemable Stock shall promptly be issued to such holder.

(d) Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Redeemable Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor, then notwithstanding that the certificates evidencing any of the shares of Redeemable Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Preferred Stock shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of their certificate or certificates therefor.

(e) Redeemed or Otherwise Acquired Shares. Any shares of Redeemable Stock which are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately canceled and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Redeemable Stock following redemption.

4. Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Right to Convert.

(i) Subject to Section 4(c), each share of Series G Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $23.915 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series G Preferred Stock shall be $23.915. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d) and Section 4(e).

(ii) Subject to Section 4(c), each share of Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $9.675 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series F Preferred Stock shall be $9.675. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(iii) Subject to Section 4(c), each share of Series E-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $6.25 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series E-1 Preferred Stock shall be $6.25. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(iv) Subject to Section 4(c), each share of Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.41 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series E Preferred

Stock shall be $5.41. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(v) Subject to Section 4(c), each share of Series D Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $5.2017 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price (as defined below) applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series D Preferred Stock shall be $5.2017. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(vi) Subject to Section 4(c), each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.40 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series C Preferred Stock shall be $2.40. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(vii) Subject to Section 4(c), each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.60 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series B Preferred Stock shall be $0.60. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(viii) Subject to Section 4(c), each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.19 per share (as adjusted for stock splits, stock dividends, reclassification and the like) by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share of Series A Preferred Stock shall be $0.19. Such initial Conversion Price shall be subject to adjustment as set forth in Section 4(d).

(ix) “Conversion Price” shall mean, as of the date of the filing of this Eleventh Amended and Restated Certificate of Incorporation, $0.19 per share for the Series A Preferred Stock, $0.60 per share for the Series B Preferred Stock, $2.40 per share for the Series C Preferred Stock, $5.2017 per share for the Series D Preferred Stock, $5.41 per share for the Series E Preferred Stock, $6.25 per share for the Series E-1 Preferred Stock, $9.675 per share for the Series F

Preferred Stock, and $23.915 per share for the Series G Preferred Stock, in each case, subject to adjustment as set forth in Sections 4(d) and 4(e).

(b) Automatic Conversion.

(i) Automatic Conversion of Series G Preferred Stock. Each share of Series G Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the Corporation’s sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (an “IPO”), in which (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO is at least $6.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and (B) which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series G Preferred Stock.

(ii) Automatic Conversion of Series F Preferred Stock. Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), an IPO in which (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO is at least $6.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and (B) which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series F Preferred Stock.

(iii) Automatic Conversion of Series E-1 Preferred Stock. Each share of Series E-1 Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), an IPO in which (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO is at least $6.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and (B) which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of at least sixty percent (60%) of the then outstanding shares of Series E-1 Preferred Stock.

(iv) Automatic Conversion of Series E Preferred Stock. Each share of Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), an IPO in which (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO is at least $6.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and (B) which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series E Preferred Stock.

(v) Automatic Conversion of Series D Preferred Stock. Each share of Series D Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), an IPO in which (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO is at least $6.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and (B) which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series D Preferred Stock.

(vi) Automatic Conversion of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), an IPO in which (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO is at least $6.50 per share (as adjusted for stock splits, stock dividends, reclassification and the like) and (B) which results in aggregate cash proceeds to the Corporation of not less than $50,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis.

(c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such series of Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of such series of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an IPO, the conversion may, at the option of any holder tendering such Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

(d) Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Preferred Stock shall be subject to adjustment from time to time as follows:

(i) Issuance of Additional Stock below Purchase Price. If the Corporation shall issue, after the date of the filing of this Eleventh Amended and Restated Certificate of Incorporation (the “Purchase Date” with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall automatically be adjusted as set forth in this Section 4(d)(i), unless otherwise provided in this Section 4(d)(i).

(A) Adjustment Formula. Whenever the Conversion Price is adjusted pursuant to this Section 4(d)(i), the new Conversion Price shall be determined by multiplying the Conversion Price then in effect by a fraction, (x) the numerator of which shall be the number of shares of Outstanding Common (as defined below) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for the total number of shares of Additional Stock so issued (or deemed to be issued) would purchase at such Conversion Price; and (y) the denominator of which shall be the number of shares of Outstanding Common plus the number of shares of Additional Stock so issued (or deemed to be issued). As used herein, the term “Outstanding Common” shall mean all shares of Common Stock outstanding immediately prior to any such issuance of Additional Stock (treating for this purpose as outstanding (1) all shares of Common Stock issuable upon exercise of any options to purchase or rights to subscribe for Common Stock outstanding immediately prior to such issuance, (2) all shares of Common Stock issuable upon conversion or exercise of any securities (including, without limitation, evidences of indebtedness) by their terms convertible into or exchangeable for Common Stock outstanding immediately prior to such issuance and (3) all shares of Common Stock issuable upon conversion or exercise of any convertible or exchangeable securities issuable upon conversion or exercise of any options to purchase or rights to subscribe for such convertible or exchangeable securities outstanding immediately prior to such issuance).

(B) Definition of “Additional Stock”. For purposes of this Section 4(d)(i), “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by the Corporation after the Purchase Date other than:

(1) Common Stock issued pursuant to a transaction described in Section 4(d)(ii) hereof;

(2) Shares of Common Stock issuable or issued to employees, consultants or directors of the Corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Corporation;

(3) Shares of Common Stock or Preferred Stock issuable upon exercise of options, warrants, notes or other rights to acquire securities of the Corporation outstanding as of the date of this Eleventh Amended and Restated Certificate of Incorporation;

(4) Shares of Common Stock issuable or issued to financial institutions, lessors or other lenders in connection with commercial credit arrangements,

equipment financings, bridge financings, commercial property lease transactions, or similar transactions, the terms of which have been approved by the Board of Directors;

(5) Up to 5,000,000 shares of Common Stock (as adjusted for stock splits, stock dividends, reclassification and the like) issuable or issued in strategic partnership transactions or other transactions the terms of which have been approved by the Board of Directors;

(6) Shares of Common Stock issued or issuable upon conversion of the Preferred Stock;

(7) Shares of Common Stock issued or issuable in an IPO in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock; and

(8) Shares of Common Stock issued or issuable upon conversion of the Series F Preferred Stock issued or issuable in exchange for Series G Preferred Stock pursuant to that certain Series G Preferred Stock Purchase and Exchange Agreement dated on or about the date of the filing of this Eleventh Amended and Restated Certificate of Incorporation.

(C) No Fractional Adjustments. No adjustment of the Conversion Price for the Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward.

(D) Determination of Consideration. In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof (exclusive of liquidity or minority discounts in the case of securities) as determined in good faith by the Board of Directors irrespective of any accounting treatment.

(E) Deemed Issuances of Common Stock. In the case of the issuance (whether before, on or after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities (including, without limitation, evidences of indebtedness) by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i):

(1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Section 4(d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

(2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Section 4(d)(i)(D)).

(3) In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and

4(d)(i)(E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Sections 4(d)(i)(E)(3) or 4(d)(i)(E)(4).

(F) No Increased Conversion Price. Notwithstanding any other provisions of this Section 4(d)(i), except to the limited extent provided for in Sections 4(d)(i)(E)(3) and 4(d)(i)(E)(4), no adjustment of the Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(ii) Stock Splits and Dividends. In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(d)(i)(E).

(iii) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e) Additional Conversion Price Adjustment of Series G Preferred Stock.

(i) Notwithstanding anything to the contrary in Section 4(d) above or Section 4(l) below, in the event that an IPO is consummated following the first issuance of the Series G Preferred Stock, then immediately prior to the automatic conversion of the Series G Preferred Stock pursuant to Section 4(b)(i), the Conversion Price per share of Series G Preferred Stock will be reduced to a price equal to the product of (A) the price at which shares of the Corporation’s Common Stock are sold to the public in such IPO (before deducting underwriting discounts and commissions), multiplied by (B) 0.6, provided that in no event will the Conversion Price per share of Series G Preferred Stock be reduced to an amount less than the then effective Conversion Price per share of the Series F Preferred Stock pursuant to this Section 4(e)(i), and provided further that in no event will the Conversion Price per share of Series G Preferred Stock be increased pursuant to this Section 4(e)(i).

(ii) Following such time as the first reduction to the Conversion Price per share of Series G Preferred Stock is made pursuant to this Section 4(e), the provisions of this Section 4(e) shall become inoperative and no further adjustments to the Conversion Price per share of Series G Preferred Stock shall be made pursuant to this Section 4(e).

(f) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(ii), then, in each such case for the purpose of this Section 4(f), the holders of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

(g) Recapitalization. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of such Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

(h) No Impairment. The Corporation will not, by amendment of this Eleventh Amended and Restated Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Preferred Stock against impairment. This provision will not restrict the Corporation’s right to amend this Eleventh Amended and Restated Certificate of Incorporation with the requisite stockholder consent and in compliance with applicable law.

(i) No Fractional Shares and Certificate as to Adjustments.

(i) No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. The number of shares issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

(ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Preferred Stock.

(j) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of such series of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of such series of Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Eleventh Amended and Restated Certificate of Incorporation.

(l) Waiver of Adjustment of Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, with the prior written consent of the holders of at least a majority of the then outstanding shares of such series. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

(m) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United

States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

5. Voting Rights.

(a) Except as otherwise expressly provided herein or by law, the holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as otherwise expressly provided herein or as required by law, the holders of Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

(b) The Board of Directors shall consist of eleven (11) members by vote as described in this paragraph. So long as at least 6,140,016 shares of the Series A Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the holders of the Series A Preferred Stock, voting as a separate class, shall be entitled to elect up to two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director(s) and to fill any vacancy caused by the resignation, death or removal of such director. So long as at least 2,555,004 shares of the Series B Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the holders of the Series B Preferred Stock, voting as a separate class, shall be entitled to elect up to one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director(s) and to fill any vacancy caused by the resignation, death or removal of such director. So long as at least 4,459,742 shares of the Series C Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the holders of the Series C Preferred Stock, voting as a separate class, shall be entitled to elect up to two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director(s) and to fill any vacancy caused by the resignation, death or removal of such director. So long as at least 2,218,114 shares of the Series E Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like) (the “Series E Share Limitation”), the holders of the Series E Preferred Stock, voting as a separate class, shall be entitled to elect up to one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director(s) and to fill any vacancy caused by the resignation, death or removal of such director (provided, however, that the Series E Share Limitation shall not apply during any period of time in which the Corporation is then in default of its obligation to redeem the full number of shares of Series E Preferred Stock required to be redeemed pursuant to the terms of Section 3 hereof). So long as at least 1,693,498 shares of the Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like) (the “Preferred Share Limitation”), the holders of the Preferred Stock, voting as a separate class, shall be entitled to elect up to two additional members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director(s) and to fill any vacancy caused by the resignation, death or removal of such director (provided, however, that the Preferred Share Limitation shall not apply during any period of time in which the Corporation is then in default of its obligation to redeem the full number of shares of Preferred Stock required to be redeemed pursuant to the terms of Section 3 hereof). The holders of the Common Stock, voting as a separate class, shall be entitled to elect two members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director(s) and to fill any vacancy caused by the resignation, death or removal of such director. The holders of the Common Stock and Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect one member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director. If at any time the issued and outstanding shares of a series of Preferred Stock, considered separately as a class, falls below the threshold specified for such series in this Section 5(b) (subject to the inapplicability of the Series E Share Limitation and the Preferred Share Limitation as provided above), then a majority of the remaining issued and outstanding Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect the members of the Board of Directors otherwise designated for such series in this Section 5(b), unless the remaining issued and outstanding shares of Preferred Stock considered together as a single class amount to fewer than 16,469,206 shares in the aggregate (as adjusted for stock splits, stock dividends, reclassification and the like), in which case a majority of the remaining issued and outstanding Preferred Stock and Common Stock, voting together as a single class on an as-converted basis, shall be entitled to elect the members of the Board of Directors otherwise designated for such series in this Section 5(b).

6. Protective Provisions.

(a) So long as at least 16,400,000 shares of Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Preferred Stock, voting together as a single class on an as-converted basis:

(i) effect a transaction described in Section 2(f)(i) above;

(ii) alter or change the rights, preferences or privileges of the shares of any series of Preferred Stock so as to affect adversely the shares of such series, including without limitation, by amendment, modification or repeal of any provision of this Eleventh Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or by merger, consolidation, reclassification or otherwise;

(iii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock;

(iv) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security, having a preference over, or being on a parity with, any Preferred Stock with respect to voting, redemption, dividends, conversion, anti-dilution rights, registration rights or upon liquidation;

(v) redeem, purchase or otherwise acquire (or pay into or set funds aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock other than in accordance with Section 3 hereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Corporation or any subsidiary pursuant to agreements under which the Corporation has the option to repurchase such shares at no greater than cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal;

(vi) increase or decrease the total number of authorized members of the Board of Directors;

(vii) dismiss, suspend, replace or demote the Corporation’s Chief Executive Officer or Chief Operating Officer;

(viii) declare or pay any dividend on Common Stock; or

(ix) amend this Section 6(a).

(b) So long as at least 2,218,114 shares of Series E Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series E Preferred Stock, voting together as a separate class on an as-converted basis:

(i) alter or change the rights, preferences or privileges of the shares of Series E Preferred Stock so as to affect adversely the shares of such series, including without limitation, by amendment, modification or repeal of any provision of this Eleventh Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or by merger, consolidation, reclassification or otherwise; provided, however, that for avoidance of doubt, such consent shall not be required for the creation of a new series of the Corporation’s Preferred Stock

(ii) increase the total number of authorized shares of Series E Preferred Stock; or

(iii) amend this Section 6(b).

(c) So long as at least 1,600,000 shares of Series E-1 Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least 60% of the then outstanding shares of Series E-1 Preferred Stock, voting together as a separate class on an as-converted basis:

(i) alter or change the rights, preferences or privileges of the shares of Series E-1 Preferred Stock so as to affect adversely the shares of such series, including without limitation, by amendment, modification or repeal of any provision of this Eleventh Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or by merger, consolidation, reclassification or otherwise; provided, however, that for avoidance of doubt, such consent shall not be required for the creation of a new series of the Corporation’s Preferred Stock;

(ii) increase the total number of authorized shares of Series E-1 Preferred Stock; or

(iii) amend this Section 6(c).

(d) So long as at least 1,400,000 shares of Series F Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series F Preferred Stock, voting together as a separate class on an as-converted basis:

(i) alter or change the rights, preferences or privileges of the shares of Series F Preferred Stock so as to affect adversely the shares of such series, including without limitation, by amendment, modification or repeal of any provision of this Eleventh Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or by merger, consolidation, reclassification or otherwise; provided, however, that for avoidance of doubt, such consent shall not be required for the creation of a new series of the Corporation’s Preferred Stock;

(ii) increase the total number of authorized shares of Series F Preferred Stock; or

(iii) amend this Section 6(d).

(e) So long as at least 1,693,498 shares of Series G Preferred Stock remain issued and outstanding (as adjusted for stock splits, stock dividends, reclassification and the like), the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series G Preferred Stock, voting together as a separate class on an as-converted basis:

(i) alter or change the rights, preferences or privileges of the shares of Series G Preferred Stock so as to affect adversely the shares of such series, including without limitation, by amendment, modification or repeal of any provision of this Eleventh Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation or by merger, consolidation, reclassification or otherwise; provided, however, that for avoidance of doubt, such consent shall not be required for the creation of a new series of the Corporation’s Preferred Stock;

(ii) increase the total number of authorized shares of Series G Preferred Stock; or

(iii) amend this Section 6(e).

7. Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by the Corporation. This Eleventh Amended and Restated Certificate of Incorporation of the Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation’s authorized capital stock.

(C) Common Stock.

1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Article IV(B).

3. Redemption. The Common Stock is not redeemable.

4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

ARTICLE V

The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

ARTICLE VI

Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

ARTICLE VII

(A) To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

(B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

(C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation’s Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

*        *        *

The foregoing Eleventh Amended and Restated Certificate of Incorporation has been duly adopted by this corporation’s Board of Directors and stockholders is accordance with the applicable provisions of Sections 223, 242 and 245 of the General Corporation Law of the State of Delaware.

Executed at San Mateo, California, on March 27, 2012.

/s/ Lyndon Rive
Lyndon Rive, Chief Executive Officer & President